SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):    December 1, 2009 (November 30, 2009)

EMERGENT GROUP INC.
(Exact name of Registrant as specified in Charter)

Nevada	0-21475	93-1215401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10939 Pendleton Street, Sun Valley, CA		91352
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 394-2800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 1, 2009, the Company issued a press release to announce its annual dividend.  A copy of the press release is attached as an exhibit hereto.

Item 8.01.	Other Events

On November 30, 2009, the Board of Directors declared an annual cash dividend of $.40 per share payable on January 13, 2010 to Common Stock holders of record as of the close of business on December 23, 2009.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit                 Description

99.1	Press release dated December 1, 2009 (Filed herewith)

SIGNATURES

EMERGENT GROUP INC. (Registrant)

Date: December 1, 2009	By:	/s/ Bruce J. Haber
Bruce J. Haber, Chief Executive Officer